                                                                   EXHIBIT 3.1


                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------


      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "ABM INDUSTRIES INCORPORATED", FILED IN THIS OFFICE ON THE FIFTH DAY OF JUNE, A.D. 1996, AT 1:30 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                            [SEAL]    ----------------------------------------
                                        EDWARD J. FREEL, SECRETARY OF STATE

                                        AUTHENTICATION: 7973948

                                                  DATE: 06-05-96

                             CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF INCORPORATION
                                       OF
                            ABM INDUSTRIES INCORPORATED


      ABM INDUSTRIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation and directing that the proposed amendment be considered at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

      NOW, THEREFORE, BE IT RESOLVED, that subject to stockholder approval paragraph (a) of Article Fifth of the Company's Certificate of Incorporation be, and it hereby is, amended to read as follows:

      Fifth: (a) the corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock". The number of shares of Preferred Stock authorized to be issued is Five Hundred Thousand (500,000) and the number of shares of Common Stock authorized to be issued is Twenty Eight Million (28,000,000). The stock, whether Preferred Stock or Common Stock, shall have a par value of $0.01 per share.

      SECOND: That the stockholders of said corporation, at the annual meeting of stockholders which was duly held on March 19, 1996, adopted such amendment by casting the necessary number of shares as required by statute in favor of such amendment to the Certificate of Incorporation.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, ABM INDUSTRIES INCORPORATED has caused this certificate to be signed by William Steele, its President, and attested by Harry H. Kahn, its Secretary this 4th day of June, 1996.


                                       ABM INDUSTRIES INCORPORATED


                                       By:___________________________________
                                             William W. Steele, President


ATTEST:


By:________________________________
      Harry H. Kahn, Secretary

                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------


      I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.", CHANGING ITS NAME FROM "AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC." TO "ABM INDUSTRIES INCORPORATED", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH, A.D. 1994, AT 10 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                              [SEAL]   ________________________________________
                                        WILLIAM T. QUILLEN, SECRETARY OF STATE

                                        AUTHENTICATION: 7058508

                                                  DATE: 03-16-94

                             CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF INCORPORATION
                                       OF
                   AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.



      AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation and directing that the proposed amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC. be amended by deleting Article First and replacing it in its entirety with a new Article First as follows:

      First:  The name of this corporation is: ABM Industries Incorporated.

      SECOND: That the stockholders of said corporation, at the annual meeting of stockholders which was duly held on March 15, 1994, adopted such amendment by casting the necessary number of shares as required by statute in favor of such amendment to the Certificate of Incorporation.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC. has caused this certificate to be signed by William Steele, its President, and attested by Harry H. Kahn, its Secretary, this 16th Day of March, 1994.


                                       AMERICAN BUILDING MAINTENANCE
                                        INDUSTRIES, INC.



                                       By_____________________________________
                                                  William Steele
                                                     President



ATTEST:



By_________________________________
          Harry H. Kahn
           Secretary

                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------


      I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF "AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC." FILED IN THIS OFFICE ON THE FIRST DAY OF SEPTEMBER, A.D. 1993, AT 9:30 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                             * * * * * * * * * *




                             [SEAL]    ________________________________________
                                        WILLIAM T. QUILLEN, SECRETARY OF STATE

                                        AUTHENTICATION: *4039978

                                                  DATE: 09-01-1993

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                  RELATED RIGHTS, QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS
                                       OF

                   SERIES B 8% SENIOR REDEEMABLE CUMULATIVE
                                PREFERRED STOCK

                                       OF

                 AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.

                              ------------------

                         PURSUANT TO SECTION 151 OF THE
                 GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                              ------------------

      American Building Maintenance Industries, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article Fifth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly called and held on June 23, 1993 adopted the following resolution which resolution remains in full force and effect on the date hereof:

      RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $0.01 per share, which series shall be designated as "Series B 8% Senior Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock"), shall consist of 6,400 shares and shall have the following voting powers, preferences and relative rights, qualifications, limitations and restrictions as follows:

      1. CERTAIN DEFINITIONS.

      Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

      BUSINESS DAY. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

      COMMON STOCK. The term "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

      COMMON STOCKS. The term "Common Stocks" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

      DIVIDEND PAYMENT DATE. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph 2(b) below.

      DIVIDEND PERIOD. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including the next Dividend Payment Date.

      INITIAL ISSUE DATE. The term "Initial Issue Date" shall mean the date that shares of Series B Preferred Stock are first issued by the Corporation.

      JUNIOR STOCKS. The term "Junior Stocks" shall mean the Common Stocks, the authorized Series A Junior Participating Preferred Stock, $0.01 par value, of the Corporation and any other series of preferred stock established by the Board of Directors of the Corporation.

      LIQUIDATION PREFERENCE. The term "Liquidation Preference" shall mean $1,000 per share.

      PERSON. The term "Person" shall mean any corporation, association, partnership, joint venture, organization, individual, trust, estate or other entity.

      RECORD DATE. The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared on the Series B Preferred Stock; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends on the Series B Preferred Stock.

      REDEMPTION DATE. The term "Redemption Date" shall have the meaning set forth in subparagraph 4(a) below.

      REDEMPTION NOTICE. The term "Redemption Notice" shall have the meaning set forth in paragraph 4(b) below.

      REDEMPTION PRICE. The term "Redemption Price" shall mean a price per share equal to the Liquidation Preference, together with accrued and unpaid dividends thereon to the Redemption Date.

      2. DIVIDENDS.

      (a) The record holders of Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends. Such dividends shall be payable by the Corporation in cash at the rate of eight percent (8%) per annum of the Liquidation Preference.

      (b) Dividends on shares of Series B Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends when and as declared by the Board of Directors of the Corporation shall be payable quarterly in arrears on November 1, February 1, May 1 and August 1 of each year (a "Dividend Payment Date"), commencing on November 1, 1993. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Series B Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual rate per share set forth in subparagraph 2(a) above. Dividends shall be paid to the holders of record of the Series B Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added (solely for the purpose of calculating dividends payable on the Series B Preferred Stock) to the Liquidation Preference of the Series B Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate set forth in this subparagraph 2(b) until such accrued and unpaid dividends have been paid in full.


      (c) So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stocks any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stocks other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stocks, nor shall any Junior Stocks be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power (other than repurchases in the ordinary course of business pursuant to repurchase provisions of an employee benefit plan of the corporation provided that all such repurchases, in the aggregate, do not materially adversely affect the Corporation's ability to pay dividends in arrears or redeem the Series B Preferred Stock pursuant to subparagraph 4(b)), nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stocks, unless (i) all dividends to which the holders of Series B Preferred Stock shall have been entitled for all previous Dividend Period shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart and (ii) all payments to which any holder of Series B Preferred Stock shall have been entitled pursuant to a redemption of any such shares pursuant to paragraph 4 hereof shall have been made.

      (d) Subject to the provisions hereof and applicable law, the Board of Directors (i) may declare and the Corporation may pay or set apart for payment dividends on any Junior Stocks, (ii) may make any payment on account of or set apart payment for a sinking fund or other similar fund or agreement for the purchase or other acquisition, redemption, retirement or other requirement of, or with respect to, any Junior Stocks or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stocks, (iii) may make any distribution in respect to any Junior Stocks or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stocks, whether directly or indirectly, and whether in cash, obligations or securities of the Corporation or other property and (iv) may purchase or otherwise acquire, redeem or retire any Junior Stocks or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stocks, and the holders of the shares of the Series B Preferred shall not be entitled to share therein.

      (e) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series B Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

      3. DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of any Junior Stocks, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up. Except as provided in this paragraph, holders of Series B Preferred
Stock shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

      (b) If upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series B Preferred Stock, then the assets of the Corporation shall be ratably distributed among the holders of Series B Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

      (c) Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

      4.  REDEMPTION BY THE CORPORATION

      (a) The Series B Preferred Stock may be redeemed, in whole or from time to time in part, at any time after eight years following the Initial Issue Date at the option of the Corporation at the Redemption Price. Each date fixed for redemption pursuant to this subparagraph 4(a) or subparagraph 4(b) below is called a "Redemption Date".

      (b) At any time on or after five years following the Initial Issue
Date, the Corporation shall, to the extent permitted by law and from funds legally available therefor, redeem any or all of the outstanding shares of Series B Preferred Stock for the Redemption Price from any holder thereof, not later than thirty (30) days after receipt of written notice (a "Redemption Notice") from such holder that such holder desires to redeem the number of shares of Series B Preferred Stock set forth in such Redemption Notice. Each Redemption Notice shall be accompanied by the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed pursuant to such Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. All shares of the Series B Preferred Stock being redeemed will cease to accrue dividends as of the Redemption Date. In the event less than all of the shares of Series B Preferred Stock held by a holder are redeemed pursuant to the provisions of this subparagraph 4(b), a new certificate or certificates shall be issued representing the unredeemed shares PROVIDED THAT, such holder shall pay any tax which may be payable with respect to the issuance or delivery of such new certificate and no such issuance or delivery shall be made unless and until the holder shall have paid to the Corporation the amount of any and all such taxes or shall have established to the satisfaction of the Corporation that all such taxes have been paid in full. After the Redemption Date, holders of Series B Preferred Stock shall no longer be treated as stockholders of the Corporation with respect to the shares of Series B Preferred Stock so redeemed. If on a Redemption Date the funds of the Corporation legally available for such redemption shall be insufficient to redeem all shares required to be redeemed pursuant to this subparagraph (b) on such Redemption Date, funds to the maximum extent legally available for such purposes shall be utilized to redeem the maximum number of outstanding shares of Series B Preferred Stock delivered to the Corporation with a Redemption Notice on such date, on a pro rata basis among the holders who have given a Redemption
Notice on such date, based on the number of such shares of Series B Preferred Stock tendered pursuant to such Redemption Notices. If, because sufficient funds are not legally available, the Corporation shall fail to redeem all shares required to be redeemed on a Redemption Date, then the Corporation shall fail to redeem all shares required to be redeemed on a Redemption Date, then the Corporation shall redeem such shares tendered for redemption (on a pro rata basis among all shares of Series B Preferred Stock tendered on such Redemption Date, as described in the preceding sentence) as promptly as practicable after funds are legally available therefor. No redemptions of any shares of Series B Preferred stock tendered on a Redemption Date shall be made until all such shares tendered for redemption on an earlier Redemption Date shall have been redeemed by the Corporation. All outstanding shares of Series B Preferred Stock shall continue to accrue dividends as set forth in subparagraph 2(b) until redeemed by the Corporation.

      (c) In case of a redemption pursuant to subparagraph 4(a) of less than all shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata, by lot or by any other method as determined by the Board of Directors of the Corporation to be equitable.

      (d) Notice of any redemption pursuant to subparagraph 4(a) shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Redemption Date, by first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption pursuant to subparagraph 4(a) of any shares of Series B Preferred Stock, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) that such redemption is a mandatory redemption; (ii) the Redemption Date; (iii) the Redemption Price; (iv) the number of shares of Series B Preferred to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.


      (e) If notice of a redemption pursuant to subparagraph 4(a) has been mailed in accordance with subparagraph 4(d) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation in accordance with subparagraph 4(f) below, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price without additional interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof except for any tax which may be payable in respect of any transfer involved in the issuance or delivery of such new certificate in a name other than that which such shares of Series B Preferred Stock were registered immediately prior to such redemption, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery shall have paid to the Corporation the amount of any and all such taxes or shall have established to the satisfaction of the Corporation that all such taxes have been paid in full.

      (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

            (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any funds so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

           (ii) any balance of funds so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

      (g) No Series B Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

      (h) Notwithstanding the foregoing provisions of this paragraph 4, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are redeemed concurrently in accordance with paragraph 4.

      (i) All shares of Series B Preferred Stock redeemed pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock; PROVIDED, HOWEVER, that so long as any shares of Series B Preferred Stock remain outstanding, any such other preferred stock that is so reissued shall be Junior Stocks.

      5. VOTING RIGHTS.

      The holders of record of Series B Preferred Stock shall have no right to vote except (i) as provided by law and (ii) such holders shall be entitled to vote with the Common Stock (and not as a separate class) on all matters upon which holders of the Common Stock are entitled to vote and shall be entitled to one vote per share of Series B Preferred Stock.


      6. PROHIBITION ON CREATION OF CERTAIN SECURITIES.

      No preferred stock or other class of equity securities of the Corporation ranking senior to or on parity with the Series B Preferred Stock, whether with respect to dividends, or upon liquidation, dissolution or winding up or otherwise, shall be created.

      7. EXCLUSION OF OTHER RIGHTS.

      Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences or other rights, except as specifically set forth in this resolution (as such resolution may be amended from time to time in accordance with its terms) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive rights, subscription rights or conversion rights.

         8. RULES AND REGULATIONS.

         The Board of Directors shall have the right and authority from time to time to prescribe rules and regulations as it may determine to be necessary or advisable, as the Board of Directors may determine in good faith, for the administration of the Series B Preferred Stock in accordance with the provisions hereof and applicable law.

         9. HEADINGS OF SUBDIVISIONS.

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        10. SEVERABILITY OF PROVISIONS.

        If any voting powers, preferences or other rights of the Series B Preferred Stock or any qualifications, limitations or restrictions thereon set forth in this resolution (as such resolution may be amended from time to time in accordance with its terms) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and rights of Series B Preferred Stock and qualifications, limitations and restrictions thereon set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or other rights of Series B Preferred Stock and qualifications, limitations and restrictions thereon shall, nevertheless, remain in full force and effect, and no voting powers, preferences and other rights of Series B Preferred Stock and qualifications, limitations and restrictions thereon herein set forth shall be deemed dependent upon any other such voting powers, preferences and other rights of Series B Preferred Stock and qualifications, limitations and restrictions thereon unless so expressed herein.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Sydney J. Rosenberg, Chairman of the Board and Chief Executive Officer and attested by Harry H. Kahn its Secretary, this__day of August, 1993.

                                        AMERICAN BUILDING MAINTENANCE
                                        INDUSTRIES, INC.

                                        By:        Sydney J. Rosenberg
                                            ---------------------------------
                                                   Sydney J. Rosenberg
                                                Chairman of the Board and
                                                 Chief Executive Officer

ATTEST:

By:      Harry H. Kahn
    ------------------------
    Harry H. Kahn, Secretary

                              State of Delaware
                                    [LOGO]
                          Office of Secretary of State

                               -----------------

     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC." FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 1992, AT 4 O'CLOCK P.M.

                               * * * * * * * * * *

                                                 Michael Ratchford
[Seal]                                  --------------------------------------
                                        Michael Ratchford, Secretary of State
732079027
                                        AUTHENTICATION:   #3386771

                                                  DATE:      03/20/1992

                            CERTIFICATE OF AMENDMENT

                                        OF

                           CERTIFICATE OF INCORPORATION

                                        OF

                    AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.

         AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation and directing that the proposed amendment be considered at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC. be amended by deleting paragraph (a) of Article Fifth and replacing it in its entirety with a new paragraph (a) of Article Fifth as follows:

         Fifth: (a) The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is Five Hundred Thousand (500,000) and the number of shares of Common Stock authorized to be issued is Twelve Million (12,000,000). The stock, whether Preferred Stock or Common Stock, shall have a par value of $.01 per share.

         SECOND: That the stockholders of said corporation, at the annual meeting of stockholders which was duly held on March 17, 1992, adopted such amendment by casting the necessary number of shares as required by statute in favor of such amendment to the Certificate of Incorporation.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC. has caused this certificate to be signed by William Steele, its President, and attested by Harry M. Kahn, its Secretary, this 18th day of March, 1992.


                                        AMERICAN BUILDING MAINTENANCE
                                          INDUSTRIES, INC.

                                        By:        William Steele
                                            -----------------------------
                                                   William Steele
                                                      President

ATTEST:

By:      Harry H. Kahn
    ------------------------
         Harry H. Kahn
           Secretary

                                STATE OF DELAWARE

                                     [Seal]

                          OFFICE OF SECRETARY OF STATE

                             -----------------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC. FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 1987, AT 10 O'CLOCK A.M.

                                 |  | | | | | |





[Seal]
                                           Michael Harkins
                                        -------------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION:              |1174905
                                                  DATE:              03/20/1987

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                 AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.

   AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of said corporation, at a
meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation and directing that the proposed amendment be considered at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC. be amended by adding a new Article Fourteenth as follows:

          FOURTEENTH: No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the corporation or its stockholders,
          (ii) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Fourteenth, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article Fourteenth, shall eliminate or reduce the effect of this Article Fourteenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Fourteenth would accrue or arise, prior to such amendment repeal or adoption of an inconsistent provision.

          SECOND: That the stockholders of said corporation, at the annual meeting of stockholders which was duly held on March 17, 1987, adopted such amendment by casting the necessary number of shares as required by statute in favor of such amendment to the Certificate of Incorporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC. has caused this certificate to be signed by R. David Anacker, its President, and attested by Eleanor A. Elrod, its Secretary this 17th day of March, 1987.


                                        AMERICAN BUILDING MAINTENANCE
                                             INDUSTRIES, INC.

                                        By  /s/ R. David Anacker
                                           -------------------------------
                                              R. David Anacker
                                                President



ATTEST:


By  /s/ Eleanor A. Elrod
   -------------------------
     Eleanor A. Elrod
        Secretary

                                                                 EXHIBIT 3.1

                                                         BOOK 0224  PAGE 0713

                              State of Delaware
                                   [LOGO]
                         Office of Secretary of State

                              ------------------

    I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC. FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 1995, AT 10 O'CLOCK A.M.

                             : : : : : : : : : : :

                                             /s/ Michael Harkins
                                        ------------------------------------
                                         Michael Harkins, Secretary of State

                                                AUTHENTICATION:     10460457

735078023                                                 DATE:     03/19/1985

                        CERTIFICATE OF INCORPORATION

                                     OF

               AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.

     FIRST: The name of this corporation is: AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.

     SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

     THIRD; The name and mailing address of the incorporator of the corporation is:

         Eleanor A. Elrod ...........   American Building Maintenance
                                          Industries, Inc.
                                        333 Fell Street
                                        San Francisco, CA 94102

     FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FIFTH: (a) The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is Five Hundred Thousand (500,000) and the number of shares of Common Stock authorized to be issued is Five Million Sixty-Two Thousand (5,062,000). The stock, whether Preferred Stock or Common Stock, shall have a par value of $.01 per share.

    (b) The shares of Preferred Stock may be issue from time to time in one or more series. The Board of Directors is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the by-laws of the corporation; including by-law amendments increasing or reducing the authorized number of directors. In addition, new by-laws may be adopted or the by-laws may be amended or repealed by a vote of not less than seventy percent (70%) of the outstanding stock of the corporation entitled to vote thereon.

     SEVENTH: (a) The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the by-laws of this corporation, subject to the provisions of Article SIXTH hereof and this Article SEVENTH.

     (b) The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1986; each initial director in Class II shall hold office until the annual meeting of stockholders in 1987; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1988.

                                                          BOOK 0224  PAGE 0715

Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     (c) In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     EIGHTH: No action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

     NINTH: Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of this corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

     TENTH: 1. The affirmative vote of the holders of not less than seventy percent (70%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this corporation or any subsidiary of this corporation with any "Related Person" (as hereinafter defined), notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the seventy percent (70%) voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:

         (a) The "Continuing Directors" (as hereinafter defined) of this corporation by at least a majority vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person becoming a Related Person; or

         (b)  All of the following conditions are met:

              (i) The cash or "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of this corporation in the Business Combination is not less than the highest of:

                   (A) the highest per share price (including brokerage
               commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of this corporation (i) within the two-year period immediately prior to the Combination Date or (ii) in the transaction or series of transactions in which the Related Persons became a Related Person, whichever is higher; or

                   (B) the Fair Market Value per share of the shares of
               capital stock being acquired in the Business Combination (i) as the Combination Date or (ii) the date on which the Related Person became a Related Person, whichever is higher; or

                   (C) in the case of Common Stock, the per share book value
               of the Common Stock as reported at the end of the fiscal quarter immediately prior to the Combination Date, and in the case of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event

                                                          BOOK 0224  PAGE 0716

          The provision of this paragraph 1(b)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all of the above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends. stock splits and like distributions; and

          (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such share varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

          (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination; (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Contuing Directors, and (2) ans increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate si approved by a majority of the Continuing Directors; and (c) such Related Person shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

          (iv) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except as proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

           (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

      2.  For purposes of this Article Tenth:

      (a) The term "Business Combination" shall mean any (i) merger or consolidation of this corporation or a Subsidiary (as hereinafter defined) of this corporation with a Related Person or any other corporation which is or after such merger or consolidation would be an "Affiliate" or "Associate" (as hereafter defined) of a Related Person, (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Related Person or any Affiliate or Associate of any Related Person, of all or any "Substantial Part" (as hereinafter defined) of the assets of this corporation or of a Subsidiary of this corporation to a Related Person or any Affiliate or Associate of any Related Person, (iii) adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person, (iv) sale, lease, exchange or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of a Related Person or any Affiliate or Associate of any Related Person to this corporation or a Subsidiary of this corporation, (v) issuance or pledge of securities of this corporation or a Subsidiary of this corporation to or with a Related Person or any

                                                        BOOK 0224  PAGE 0717

Affiliate or Associate of any Related Person, (vi) reclassification of securities (including any reverse stock split) or recapitalization of this corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of this corporation or any subsidiary of this corporation which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person, and (vii) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     (b) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of this corporation.

     (c) The term "Related Person" shall mean any person (other than this corporation, or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

          (i) is the beneficial owner (as hereinafter defined) of ten percent (10%) or more of the Voting Stock;

          (ii) is an Affiliate or Associate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (d) A person shall be a "beneficial owner" of any Voting Stock:

         (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

         (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
     (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (e) For the purposes of determining whether a person is a Related Person pursuant to sub-paragraph (c) of this paragraph 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of sub-paragraph (d) of this paragraph 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or option, or otherwise.

     (f) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

     (g) The term "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by this corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Related Person set forth in sub-paragraph (c) of this paragraph 2, the term

                                                          BOOK 0224  PAGE 0718

    "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this corporation.

        (h) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person involved in a proposed Business Combination and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors. Each initial director of this corporation elected by the incorporator of this corporation shall be a Continuing Director for purposes of this Article Tenth.

        (i) The term "Substantial Part" shall mean more than twenty percent (20%) of the Fair Market Value, as determined by a majority of the Continuing Directors, of the total consolidated assets of this corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

        (j) For the purposes of paragraph 1(b)(i) of this Article Tenth, the term "other consideration to be received" shall include, without limitation, capital stock retained by the shareholders.

        (k) The term "Voting Stock" shall mean all of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.

        (l) The term "Fair Market Value" means: (i) in case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

         (m) A Related Person shall be deemed to have acquired a share of the Voting Stock of this corporation at the time when such Related Person became the beneficial owner thereof. If a majority of the Continuing Directors is not able to determine the price at which a Related Person has acquired a share of Voting Stock of this corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person becomes the beneficial owner thereof. With respect to shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by a majority of the Continuing Directors, the Fair Market Value of the shares in question at the time when the Affiliate, Associate, or other such person became the beneficial owner thereof.

    3. The fact that any Business Combination complies with the provisions of paragraph 1(b) of this Article Tenth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict

                                                         BOOK 0224  PAGE 0719

in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     4. A majority of the Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article Tenth, on the basis of information known to them after reasonable inquiry, (A) whether a person is a Related Party, (B) the number of shares of Voting Stock beneficially owned by any person, and (C) whether a person is an Affiliate or Associate of another. A majority of the Continuing Directors of the corporation shall have the further power to interpret all of the terms and provisions of this Article Tenth.

     ELEVENTH: Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the by-laws of this corporation.

     TWELFTH: (a) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by Stockholders), even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next election of directors by the stockholders and until such director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (b) Any director may be removed from office by the affirmative vote of the holders of 70% of the outstanding stock of the corporation entitled to vote generally in the election of directors, provided that such removal is for cause.

     THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH and this Article THIRTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than seventy percent (70%) of the total voting power of all outstanding shares of stock in this corporation entitled to vote thereon.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware Corporation Law, does hereby make and file this Certificate.
                                               /s/ Eleanor A. Elrod
                                        --------------------------------------
                                                   Eleanor A. Elrod

                                                  RECEIVED FOR RECORD

                                                      MAR 19 1985

                                             LEO J. DUGAN, JR., Recorder